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                              AMES DEPARTMENT STORES, INC.           Exhibit 20
                               DECEMBER RESULTS VS. PLAN             Page 1 of 2
                                    MANAGEMENT FORMAT
                                       (Unaudited)
                                      (In Millions)
                                 December 1993        Fiscal 1994 Year-to-Date
                              Actual  Plan* Last Yr**  Actual   Plan*  Last Yr**
INCOME SUMMARY:
Net Sales                     $348.2 $394.0   $390.8 $2,026.5 $2,166.0 $2,063.9

FIFO Margin     $              101.4  106.6    104.1    551.7    567.5    530.2
     Margin     %              29.1%  27.1%    26.6%    27.2%    26.2%    25.7%

Total Expenses                  51.6   56.2     57.2    496.7    513.9      541

Gain on Sale of Properties       0.5      -        -      1.4        -        -
                              --------------------------------------------------
EBIT                            50.3   50.4     46.9     56.4     53.6    (10.8)

Interest (Expense) Income, net  (2.0)  (2.2)    (0.4)   (24.7)   (27.5)     1.3
Chapter 11 Expenses                -      -     (7.0)       -        -    (25.5)
Restructuring Charges              -      -    (16.0)       -        -    (88.5)
Fresh-Start Revaluation Charge     -      -   (391.2)       -        -   (391.2)
Non-Cash Extraordinary Gain        -      -  1,249.3      0.9        -  1,249.3
Income Tax Expense                 -   (0.3)       -        -     (0.3)       -
                              --------------------------------------------------
Net Profit                     $48.3  $47.9   $881.6    $32.6    $25.8   $734.6
                              ==================================================
Depr. & Amort. and LIFO, net     1.4    0.2      5.3      4.9      2.1    (37.6)
                              --------------------------------------------------
EBITDA                         $48.9  $50.2    $41.6    $51.5    $51.5    $26.8
                              ==================================================

BALANCE SHEET SUMMARY:                                  Balance at
                                                       end of Period
                                                      Actual    Plan
                                                     ------------------
Cash and Cash Equivalents                              $111.0   $108.0
Merchandise Inventories, LIFO                           424.6    436.5
Other Current Assets                                     34.3     35.6
                                                     ------------------
     Total Current Assets                               569.9    580.1
Net Fixed Assets                                         20.6     28.8
                                                     ------------------
     Total Assets                                      $590.5   $608.9
                                                     ==================

Trade Accounts Payable                                  $70.6    $74.4
Short-Term Debt                                             -        -
Other Current Liabilities                               189.3    207.0
                                                     ------------------
     Total Current Liabilities                          259.9    281.4
Long-Term Debt                                          118.5    124.1
Other Long-Term Liabs. & Excess Reval. Net Assets       133.3    131.2
                                                     ------------------
     Total Liabilities                                  511.7    536.7
Paid-In-Capital                                          70.1     70.3
Retained Earnings (Deficit)                               8.7      1.9
                                                     ------------------
     Total Liabilities & Equity                        $590.5   $608.9
                                                     ==================

          * As reported on Form 8-K dated April 5, 1993.
         ** Last year's (fiscal 1993) income summary is revised for 309 stores.
            Also, gross margin excludes depreciation for comparability. Last year's fiscal December period, ended December 26, 1992, included Thanksgiving week and only one post-Christmas shopping day.

NOTE: EBIT is earnings (loss) before interest, Ch. 11 expenses, restruc. chgs., income taxes, and any non-cash extraordinary items. EBITDA is EBIT before depreciation & amortization, LIFO expense or credit, and any non-cash unusual charges and gains.

                                     Page 6 of 7
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